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Stu Levin
Chromosome, LLC
2901 W. Alameda Avenue
7th Floor
Burbank, CA  91505

April 6, 1999

Dear Stu :

         As discussed, we need written confirmation for Chromosome LLC's agreement to pay for services provided and to be provided by US Interactive on Citigroup projects, the small business project ("Small Business") and Citigroup CLA ("CLA").

         To date approximately $95,000.00 (estimate) of professional services and out of pocket expenses have been incurred on Small Business and $60,000.00 on CLA.

         Chromosome LLC hereby agrees to continue to pay for time and materials on these projects not to exceed a limit of $300,000.00. If that amount is reached, US Interactive and Chromosome will mutually establish new targets and maximums for review before going forward. USI will send biweekly reports, adding and subtracting resources as requested by Chromosome.

         Please provide me with your written authorization below.

Thank you,



Dena Kendros
VP Business Operations



Agreed:
         --------------------------
         Stu Levin
         Chromosome, LLC